    As filed with the Securities and Exchange Commission on January 8, 1999
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               BROADCAST.COM INC.
             (Exact Name of Registrant as Specified in its Charter)


                  DELAWARE                              75-2600532
        (State or other jurisdiction                 (I.R.S. Employer
      of incorporation or organization)           Identification Number)

                               2914 TAYLOR STREET
                               DALLAS, TEXAS 75226
          (Address of Principal Executive Offices, including Zip Code)

                               BROADCAST.COM INC.
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                             1998 STOCK OPTION PLAN
                  1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
              (AMENDED AND RESTATED AS OF JUNE 1, 1997, AS AMENDED)
                             1996 STOCK OPTION PLAN
                  (AMENDED AND RESTATED AS OF FEBRUARY 1, 1997)

                           (Full Titles of the Plans)


                                 TODD R. WAGNER
                             CHIEF EXECUTIVE OFFICER
                               BROADCAST.COM INC.
                               2914 TAYLOR STREET
                               DALLAS, TEXAS 75226
                     (Name and Address of Agent For Service)

                                 (214) 748-6660
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:

                             SEAN P. GRIFFITHS, ESQ.
                           GIBSON, DUNN & CRUTCHER LLP
                                 200 PARK AVENUE
                          NEW YORK, NEW YORK 10166-0193
                                 (212) 351-4000

================================================================================

=============================================================================================================================
                                                   CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED             PROPOSED MAXIMUM
      TITLE OF SECURITIES           AMOUNT TO BE       MAXIMUM OFFERING PRICE     AGGREGATE OFFERING          AMOUNT OF
        TO BE REGISTERED             REGISTERED             PER SHARE (1)              PRICE (1)          REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
common stock, par value $.01
per share ("Common Stock")            2,779,850                  N/A               $ 96,460,795            $ 26,816.10
(2)......................
-----------------------------------------------------------------------------------------------------------------------------

Common Stock (3)..........            1,132,727                  N/A               $  5,301,162            $ 1,473.72
-----------------------------------------------------------------------------------------------------------------------------

Common Stock (4)                       150,000                   N/A               $  8,865,000            $ 2,464.47
-----------------------------------------------------------------------------------------------------------------------------

Common Stock (5)..........             250,000                   N/A               $ 16,202,500            $ 4,504.30
-----------------------------------------------------------------------------------------------------------------------------

             Total........            4,312,577                  N/A               $126,829,457            $35,258.59
-----------------------------------------------------------------------------------------------------------------------------

(1)   Estimated solely for the purpose of calculating the registration fee.

(2) These shares are offered under the Company's 1998 Stock Option Plan. Pursuant to Rule 457(h)(1), the filing fee for the 2,599,785 shares subject to options that have been granted is calculated based upon the weighted average of the various strike prices of such shares, which is $31.83. Pursuant to Rule 457(h)(1), the filing fee for the 180,065 shares subject to options that have not yet been granted is calculated based upon the average of the high and low selling prices per share of the Common Stock on December 31, 1998, as reported on the Nasdaq National Market, which was $76.25 per share.

(3) These shares are offered under the Company's 1996 Stock Option Plan. Pursuant to Rule 457(h)(1), the filing fee for the 1,132,727 shares subject to options that have been granted is calculated based upon the weighted average of the various strike prices of such shares, which is $4.68.

(4) These shares are offered under the Company's 1996 Non-Employee Directors Stock Option Plan. Pursuant to Rule 457(h)(1), the filing fee for the 39,900 shares subject to options that have been granted is calculated based upon the weighted average of the various strike prices of such shares, which is $11.77. Pursuant to Rule 457(h)(1), the filing fee for the 110,100 shares subject to options that have not yet been granted is calculated based upon the average of the high and low selling prices per share of the Common Stock on December 31, 1998, as reported on the Nasdaq National Market, which was $76.25 per share.

(5) These shares are offered under the Company's 1998 Employee Purchase Plan. The aggregate offering price was estimated using a per share price of $64.81, or 85% of $76.25, which price per share is the estimated basis at which the shares will be issued pursuant to such plan.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE

                  Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of the Company heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

     (1) The Company's Prospectus, dated July 16, 1998, filed pursuant to Rule 424(b)(4) under the Securities Act;

     (2) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1998 and September 30, 1998;

     (3) The Company's Current Reports on Form 8-K filed on November 20, 1998 and December 15, 1998; and

     (4) The description of the Common Stock contained in the Company's Registration Statement on Form S-1 (File No. 333-52877) and incorporated by reference in the Company's Registration Statement on Form 8-A (File No. 000-24591).

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all such shares then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports or documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Common Stock offered hereby will be passed upon for the Company by Gibson, Dunn & Crutcher LLP, New York, New York. Sean P. Griffiths, a partner of Gibson, Dunn & Crutcher LLP, currently owns 20,220 shares of Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 (a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

         Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 of DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, such officer or director shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

         As permitted by Section 102(b)(7) of the DGCL, the Company's Restated Certificate of Incorporation, as amended, provides that a director shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching his or her duty of loyalty, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

         The Company's Bylaws require the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer or employee of the Company, or that being such a director, officer or employee he is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         In addition, the Company's Bylaws require the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or that being such a director, officer or employee he is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Any indemnification (unless ordered by a court) made by the Company may be only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct as set forth above. Such determination must be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any covered action, suit or proceeding, or in defense of any covered claim, issue or matter therein, he will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in the Bylaws. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

         The Company has entered into employment agreements with Todd R. Wagner, the Chief Executive Officer and a director, and Mark Cuban, the President and a director, which provide for indemnification for Mr. Wagner and Mr. Cuban to the fullest extent allowed under applicable law against any and all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by him (net of any related insurance proceeds or other amounts received by him or paid by or on behalf of the Company on his behalf in compensation of such judgments, penalties, fines, settlements or expenses) in connection with any threatened, actual or completed action, suit or proceeding, whether civil, criminal, arbitral, administrative or investigative, or any appeal in such action, suit or proceeding, to which he was, is or is threatened to be made a named defendant or respondent, because he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

         The Company maintains policies of directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

         (1)  The undersigned Company hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by section
                     10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                     arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) To include any material information with
                     respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

              provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.


              (b) That, for the purpose of determining any liability under the
                  Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 8th day of January, 1999.



                                       BROADCAST.COM INC.



                                       By: /s/ JACK A. RIGGS
                                          --------------------------------------
                                          Jack A. Riggs
                                          Chief Financial Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack A. Riggs, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on this 8th day of January, 1999, by the following persons in the capacities indicated.

                 Signature                                   Title
                 ---------                                   -----


          /s/ TODD R. WAGNER
    -----------------------------------             Chief Executive Officer
              Todd R. Wagner                     (Principal Executive Officer)


            /s/ MARK CUBAN                           Chairman of the Board
    -----------------------------------                   and President
                Mark Cuban


           /s/ JACK A. RIGGS                   Chief Financial Officer (Principal
    -----------------------------------                    Financial
               Jack A. Riggs                        and Accounting Officer)
                                                          and Director

          /s/ STEVEN D. LEEKE
    -----------------------------------                     Director
              Steven D. Leeke


         /s/ RANDALL S. BATTAT
    -----------------------------------                     Director
             Randall S. Battat


          /s/ JOSEPH W. AUTEM
    -----------------------------------                     Director
              Joseph W. Autem

                                  EXHIBIT INDEX

Exhibit
 Number                                         Description
-------                                         -----------

    4.1          Restated Certificate of Incorporation of the Company, as amended (filed June 23,
                 1998), incorporated herein by reference to Exhibit 3.1.1 of the Company's Form S-1
                 Registration Statement.

    4.2          Form of Common Stock Certificate, incorporated herein by reference to Exhibit 4.1 of Company's Form S-1 Registration Statement.

    4.3          1998 Employee Stock Purchase Plan, incorporated herein by reference to Exhibit 10.7 of the Company's Form S-1 Registration Statement.

    4.4          1998 Stock Option Plan, incorporated herein by reference to Exhibit 10.9 of the
                 Company's Form S-1 Registration Statement.

    4.5          Form of the Company's Stock Option Agreement under the 1998 Stock Option Plan, incorporated herein by reference to Exhibit 10.10 of the Company's Form S-1
                 Registration Statement.

    4.6          1996 Non-Employee Directors Stock Option Plan (Amended and Restated as of June 1,
                 1997, as amended), incorporated herein by reference to Exhibit 10.11 of the
                 Company's Form S-1 Registration Statement.

    4.7          1996 Stock Option Plan (Amended and Restated as of February 1, 1997), incorporated herein by reference to Exhibit 10.8 of the Company's Form S-1 Registration
                 Statement.

    5.1          Opinion of Gibson, Dunn & Crutcher LLP.

    23.1         Consent of PricewaterhouseCoopers LLP.

    23.2         Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

    24.1         Power of Attorney (included on signature page of this Registration Statement).